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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 17, 1995 (except as to the information presented in Notes 8 and 13 for which the dates are February 26, 1996 and January 24, 1996, respectively) on our audit of the consolidated financial statements of Transition Systems, Inc., which report is included in the Registration Statement on Form S-1 (SEC File No. 333-01758) of Transition Systems, Inc.




                                            COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
August 15, 1996